                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our report dated February 6, 1998 appearing in this Annual Report, as amended, on Form 10-K/A of Cox Communications, Inc. for the year ended December 31, 1997, in the following Registration Statements of Cox Communications, Inc. and to the reference to us under the heading "Experts" in the Registration Statements on Form S-3:

                  FORM                  FILE NO.
           ------------------      -------------------

                  S-8                         33-80993
                  S-8                         33-80995
                  S-8                         33-91506
                  S-8                         33-93148
                  S-8                        333-44399
                  S-3                        333-03351
                  S-3                        333-03766



/s/ Deloitte & Touche LLP

Atlanta, Georgia
March 26, 1998